Exhibit 99.1
Masimo Reports Fourth Quarter and Full-Year 2020 Financial Results
Fourth Quarter 2020 Highlights:

■	Product revenue increased 19.2% to $295.1 million, or 18.1% on a constant currency basis;
■	GAAP net income per diluted share was $1.21; and
■	Non-GAAP net income per diluted share was $0.98.
Full-Year 2020 Highlights:

■	Product revenue increased 22.1% to $1,143.7 million, or 22.1% on a constant currency basis;
■	GAAP net income per diluted share was $4.14; and
■	Non-GAAP net income per diluted share was $3.60.
Irvine, California, February 23, 2021 - Masimo (Nasdaq: MASI) today announced its financial results for the fourth quarter and full-year ended January 2, 2021.
Fourth Quarter 2020 Results:
Total revenue for the fourth quarter of 2020, including royalty and other revenue, increased 19.2% to $295.1 million, compared to $247.5 million in the fourth quarter of 2019. Product revenue increased 19.2% to $295.1 million, or 18.1% on a constant currency basis, compared to $247.4 million in the fourth quarter of 2019. Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments increased 35.2% to 83,000 in the fourth quarter of 2020, compared to 61,400 in the fourth quarter of 2019.
For the fourth quarter 2020, GAAP operating margin was 22.0%, compared to 24.9% in the fourth quarter of 2019. Fourth quarter 2020 non-GAAP operating margin was 23.1%, compared to 25.7% in the fourth quarter of 2019.
For the fourth quarter 2020, GAAP net income was $70.7 million, or $1.21 per diluted share, compared to GAAP net income of $52.9 million or $0.92 per diluted share, in the fourth quarter 2019. Fourth quarter 2020 non-GAAP net income was $57.3 million, or $0.98 per diluted share, compared to net income of $52.1 million or $0.91 per diluted share, in the fourth quarter 2019.
Full-Year 2020 Results:
Total revenue for the full-year of 2020, including royalty and other revenue, increased 22.0% to $1,143.7 million, compared to $937.8 million for the full-year 2019. Product revenue increased 22.1% on a reported and constant currency basis to $1,143.7 million, compared to $936.4 million for the full-year 2019. Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments increased 91.8% to 472,300 for the full-year 2020, compared to 246,200 for the full-year 2019.
For the full-year of 2020, GAAP operating margin was 22.4%, compared to 23.6% in the prior year period. Full-year 2020 non-GAAP operating margin was 23.1%, compared to 24.0% in the prior year period.
For the full-year of 2020, GAAP net income was $240.3 million, or $4.14 per diluted share compared to net income of $196.2 million, or $3.44 per diluted share in 2019. Non-GAAP net income was $209.2 million or $3.60 per diluted share compared to net income of $183.9 million, or $3.22 per diluted share in 2019.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “Throughout 2020, as our customers on the front lines responded to this crisis and rose to the challenge, so did our team. We have invested heavily in innovation and product supply efforts to deliver clinically relevant solutions that improve patient outcomes and reduce the cost of care. As we enter a new year, I am confident that Masimo will continue its leadership in delivering innovative solutions to clinicians and patients around the world.”

2021 Financial Guidance
The Company provided the following estimates for its full-year 2021 guidance:

	2021 Guidance(1)
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP
Total revenue	$1,200.0	$1,200.0
Product revenue	$1,200.0	$1,200.0
Percentage growth - as reported	4.9%	N/A
Percentage growth - constant currency	N/A	3.6%
Gross margin	66.8%	67.0%
Operating margin	23.5%	24.5%
Diluted earnings per share	$3.81	$3.80
Estimated tax rate	20.7%	24.1%
______________
(1)     Consistent with prior guidance provided on January 13, 2021.

•Product revenue increasing to $1.200 billion, which reflects reported growth of 4.9% and constant currency growth of 3.6%;
•GAAP diluted earnings per share increasing to $3.81;
•Non-GAAP diluted earnings per share increasing to $3.80; and
•Included in our full-year 2021 revenue guidance is approximately $15.0 million of year-over-year currency tailwinds.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.

The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs.
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition/Strategic investment-related costs, including depreciation and amortization.
In the event the Company acquires, invests in or divests certain business operations, there may be non-recurring gains, losses or expenses that will be recognized related to the assets and/or liabilities sold or acquired that are not representative of normal on-going cash flows. Furthermore, there may be depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition/strategic investment that does not reflect the normal on-going costs of operating our core business. We believe that exclusion of these gains, losses or costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. Litigation matters can vary in their characteristics, frequency and significance to our operating results. We believe that exclusion of these gains (net of any related costs incurred in the period the award or settlement is recognized) and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or are infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.

Fourth Quarter and Full-Year 2020 Actuals versus Fourth Quarter and Full-Year 2019 Actuals:

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE(1):
	Quarter Ended
(in thousands, except percentages)	January 2, 2021	December 28, 2019
GAAP product revenue	$295,054	$247,434
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(2,917)	—
Total non-GAAP constant currency adjustments	(2,917)	—
Non-GAAP constant currency product revenue	$292,137	$247,434

Product revenue growth %
GAAP	19.2%
Non-GAAP constant currency	18.1%
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE(1):
	Year Ended
(in thousands, except percentages)	January 2, 2021	December 28, 2019
GAAP product revenue	$1,143,744	$936,408
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(491)	—
Total non-GAAP constant currency adjustments	(491)	—
Non-GAAP constant currency product revenue	$1,143,253	$936,408

Product revenue growth %
GAAP	22.1%
Non-GAAP constant currency	22.1%
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Quarter Ended
	January 2, 2021		December 28, 2019
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$70,669	$1.21	$52,921	$0.92
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	—	(45)	—
Acquisition/strategic investment related costs	3,249	0.06	2,135	0.04
Non-operating other (income) expense	(1,384)	(0.02)	312	0.01
Tax impact of pre-tax non-GAAP adjustments above	(5,214)	(0.09)	(566)	(0.01)
Excess tax benefits from stock-based compensation	(10,001)	(0.17)	(2,631)	(0.05)
Total non-GAAP adjustments	(13,350)	(0.23)	(796)	(0.01)
Non-GAAP net income	$57,318	$0.98	$52,126	$0.91
Weighted average shares outstanding - diluted		58,237		57,267
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Year Ended
	January 2, 2021		December 28, 2019
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$240,302	$4.14	$196,216	$3.44
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	—	(1,262)	(0.02)
Acquisition/strategic investment related costs	8,286	0.14	4,729	0.08
Litigation damages, awards and settlements	(474)	(0.01)	—	—
Non-operating other (income) expense	(2,631)	(0.05)	627	0.01
Tax impact of pre-tax non-GAAP adjustments above	(6,096)	(0.11)	(689)	(0.01)
Excess tax benefits from stock-based compensation	(30,172)	(0.52)	(15,692)	(0.27)
Total non-GAAP adjustments	(31,086)	(0.54)	(12,286)	(0.22)
Non-GAAP net income	$209,216	$3.60	$183,930	$3.22
Weighted average shares outstanding - diluted		58,037		57,100
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Quarter Ended
	January 2, 2021	December 28, 2019
(in thousands, except percentages)	$	$
GAAP operating income/margin	$64,895	$61,557
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	(45)
Acquisition/strategic investment related costs	3,249	2,135
Total non-GAAP adjustments	3,249	2,090
Non-GAAP operating income/margin	$68,145	$63,647

GAAP operating income/margin %	22.0%	24.9%
Non-GAAP operating income/margin %	23.1%	25.7%
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Year Ended
	January 2, 2021	December 28, 2019
(in thousands, except percentages)	$	$
GAAP operating income/margin	$255,823	$221,216
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	(1,262)
Acquisition/strategic investment related costs	8,286	4,729
Litigation damages, awards and settlements	(474)	—
Total non-GAAP adjustments	7,812	3,467
Non-GAAP operating income/margin	$263,636	$224,683

GAAP operating income/margin %	22.4%	23.6%
Non-GAAP operating income/margin %	23.1%	24.0%
__________________
(1)     May not foot due to rounding.

Full-Year 2021 Guidance versus Full-Year 2020 Actuals:

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %(1):
(in thousands, except percentages)	Full-Year 2021 Guidance(2)	Full-Year 2020 Actuals
GAAP product revenue	$1,200,000	$1,143,744
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(15,000)	—
Total non-GAAP constant currency adjustments	(15,000)	—
Non-GAAP constant currency product revenue	$1,185,000	$1,143,744

Product revenue growth %:
GAAP	4.9%
Non-GAAP constant currency	3.6%
__________________
(1)     May not foot due to rounding.
(2)     Consistent with prior guidance provided on January 13, 2021.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Full-Year 2021 Guidance(2)		Full-Year 2020 Actuals
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$223,600	$3.81	$240,302	$4.14
Non-GAAP adjustments:
Acquisition/strategic investment related costs	12,000	0.20	8,286	0.14
Litigation damages, awards and settlements	—	—	(474)	(0.01)
Non-operating other (income) expense	—	—	(2,631)	(0.05)
Tax impact of pre-tax non-GAAP adjustments above	(2,500)	(0.04)	(6,096)	(0.11)
Excess tax benefits from stock-based compensation	(10,000)	(0.17)	(30,172)	(0.52)
Total non-GAAP adjustments	(500)	(0.01)	(31,086)	(0.54)
Non-GAAP product net income	$223,100	$3.80	$209,216	$3.60
Weighted average shares outstanding - diluted		58,700		58,037
__________________
(1)     May not foot due to rounding.
(2)    Consistent with prior guidance provided on January 13, 2021.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING MARGIN(1):

	Full-Year 2021 Guidance(2)	Full-Year 2020 Actuals
(in thousands, except percentages)	$	$
GAAP gross margin	$801,300	$743,065
Non-GAAP adjustments:
Acquisition/strategic investment-related costs	2,500	1,807
Total non-GAAP adjustments	2,500	1,807
Non-GAAP gross margin	$803,800	$744,872

GAAP gross margin %	66.8%	65.0%
Non-GAAP gross margin %	67.0%	65.1%

GAAP operating income/margin	$281,900	$255,823
Non-GAAP adjustments:
Acquisition/strategic investment-related costs	12,000	8,286
Litigation damages, awards and settlements	—	(474)
Total non-GAAP adjustments	12,000	7,812
Non-GAAP operating income/margin	$293,900	$263,636

GAAP operating income/margin %	23.5%	22.4%
Non-GAAP operating income/margin %	24.5%	23.1%
__________________
(1)     May not foot due to rounding.
(2)    Consistent with prior guidance provided on January 13, 2021.
Conference Call:
The conference call to review Masimo’s complete financial results for the fourth quarter and full-year ended January 2, 2021 will begin at 1:30 p.m. PT (4:30 p.m. ET) on February 23, 2021 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.masimo.com.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.
Conference Call Registration Link:
http://www.directeventreg.com/registration/event/3927609
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals listed in the 2019-20 U.S. News and World Report Best Hospitals Honor Roll. Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3®Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97™. Masimo hospital automation and connectivity solutions are centered around the Iris® platform, and include Iris Gateway™, Patient SafetyNet, Replica™, Halo ION™, UniView™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full year 2021 financial guidance; including with respect to product revenue, product revenue growth and constant currency revenue growth, GAAP diluted earnings per share, Non-GAAP diluted earnings per share and year-over-year currency tailwinds; our long-term outlook; our ability to continue in its leadership in delivering innovative solutions to clinicians and patients worldwide; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies; . These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: risks related to ; our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
	January 2, 2021	December 28, 2019
ASSETS
Current assets
Cash and cash equivalents	$641,447	$567,687
Short-term investments	—	120,000
Accounts receivable, net of allowance for doubtful accounts	141,350	132,433
Inventories	215,952	115,871
Other current assets	102,416	60,071
Total current assets	1,101,165	996,062
Lease receivable, noncurrent	57,666	49,936
Deferred costs and other contract assets	20,076	16,214
Property and equipment, net	272,511	219,552
Intangible assets, net	73,923	27,251
Goodwill	103,206	22,350
Deferred tax assets	39,363	35,972
Other non-current assets	44,642	28,791
Total assets	$1,712,552	$1,396,128
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$64,061	$54,548
Accrued compensation	71,601	54,705
Deferred revenue and other contract-related liabilities, current	44,935	25,939
Other current liabilities	53,239	37,027
Total current liabilities	233,836	172,219
Other non-current liabilities	71,076	56,035
Total liabilities	304,912	228,254
Commitments and contingencies
Masimo Corporation Stockholders’ equity
Common stock	55	54
Treasury stock	(638,736)	(526,580)
Additional paid-in capital	703,693	600,624
Accumulated other comprehensive income (loss)	1,413	(6,718)
Retained earnings	1,341,235	1,100,494
Total Masimo Corporation stockholders’ equity	1,407,640	1,167,874
Noncontrolling interest	$(20)	$—
Total equity	$1,407,640	$1,167,874
Total liabilities and equity	$1,712,552	$1,396,128

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)
	Three Months Ended		Twelve Months Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Revenue:
Product	$295,054	$247,434	$1,143,744	$936,408
Royalty and other revenue	—	76	—	1,429
Total revenue	295,054	247,510	1,143,744	937,837
Cost of goods sold	108,128	80,587	400,679	308,665
Gross profit	186,926	166,923	743,065	629,172
Operating expenses:
Selling, general and administrative	90,343	81,943	369,057	314,661
Research and development	31,688	23,423	118,659	93,295
Litigation awards, settlements/or defense costs	—	—	(474)	—
Total operating expenses	122,031	105,366	487,242	407,956
Operating income	64,895	61,557	255,823	221,216
Non-operating income	1,805	2,812	7,913	12,950
Income before provision for income taxes	66,700	64,369	263,736	234,166
Provision for income taxes	(3,949)	11,448	23,454	37,950
Net income including noncontrolling interest	70,649	52,921	240,282	196,216
Net loss attributable to noncontrolling interest	20	—	20	—
Net income attributable to Masimo Corporation stockholders	$70,669	$52,921	$240,302	$196,216
Other comprehensive income, net of tax:
Foreign currency translation gains (losses)	6,627	1,076	8,131	(519)
Comprehensive income attributable to Masimo Corporation stockholders	$77,296	$53,997	$248,433	$195,697

Net income per share attributable to Masimo Corporation stockholders:
Basic	$1.28	$0.99	$4.39	$3.67
Diluted	$1.21	$0.92	$4.14	$3.44

Weighted-average shares used in per share calculations:
Basic	55,138	53,633	54,700	53,434
Diluted	58,237	57,267	58,037	57,100
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Twelve Months Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Cost of goods sold	$216	$106	$714	$445
Selling, general and administrative	4,019	7,417	31,462	30,450
Research and development	1,618	2,067	10,049	8,340
Total	$5,853	$9,590	$42,225	$39,235

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)
	Twelve Months Ended
	January 2, 2021	December 28, 2019
Cash flows from operating activities:
Net income including noncontrolling interest	$240,282	$196,216
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	29,300	23,487
Stock-based compensation	42,225	39,233
Loss on disposal of equipment, intangibles and other assets	554	357
Benefit (provision) for doubtful accounts	82	687
(Benefit) from deferred income taxes	(4,964)	(5,965)
Changes in operating assets and liabilities:
(Increase) in trade accounts receivable	(2,229)	(23,580)
(Increase) in inventories	(94,434)	(21,257)
(Increase) in other current assets	(29,984)	(8,536)
(Increase) in lease receivable, net	(7,749)	(11,958)
(Increase) decrease in deferred costs and other contract assets	(2,806)	3,308
(Increase) in other non-current assets	(1,320)	(226)
Increase in accounts payable	7,637	9,934
Increase in accrued compensation	15,544	5,338
Increase in deferred revenue and other contract-related liabilities	10,871	7,739
(Decrease) increase in income taxes payable	(1,301)	4,079
Increase in accrued liabilities	9,391	746
(Decrease) increase in other non-current liabilities	(136)	2,038
Net cash provided by operating activities	210,963	221,640
Cash flows from investing activities:
Maturities of short-term investments	120,000	160,000
Purchases of short-term investments	—	(280,000)
Purchases of property and equipment, net	(72,549)	(68,375)
Increase in intangible assets	(7,408)	(4,117)
Business combinations, net of cash acquired	(112,706)	—
Deposit to acquire noncontrolling interest	(3,374)	—
Other strategic investing activities	(6,750)	(5,189)
Net cash (used in) investing activities	(82,787)	(197,681)
Cash flows from financing activities:
Proceeds from issuance of common stock	58,424	28,339
Repurchases of common stock	(110,540)	(37,555)
Payroll tax withholdings on behalf of employees for stock options	(2,191)	(123)
Net cash (used in) provided by financing activities	(54,307)	(9,339)
Effect of foreign currency exchange rates on cash	3,060	814
Net increase in cash, cash equivalents and restricted cash	76,929	15,434
Cash, cash equivalents and restricted cash at beginning of period	568,075	552,641
Cash, cash equivalents and restricted cash at end of period	$645,004	$568,075